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                                Agreement for the

                   Acquisition of Accounts and Certain Assets

                         Relating to the Trust Business


                                       of


                       THE FIRST NATIONAL BANK OF IPSWICH


                                       by


                                  EASTERN BANK

--------------------------------------------------------------------------------

          AGREEMENT FOR THE ACQUISITION OF ACCOUNTS AND CERTAIN ASSETS

                        RELATING TO THE TRUST BUSINESS OF

                       THE FIRST NATIONAL BANK OF IPSWICH

      This Agreement for the Acquisition of Accounts and Certain Assets relating to the Trust Business of THE FIRST NATIONAL BANK OF IPSWICH, a national bank ("Seller"), by EASTERN BANK, a Massachusetts trust company ("Buyer"), (the "Agreement") is made and entered into as of this 24th day of August, 2006, by and between Seller and Buyer.

      In consideration of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

      1.01 Purchase and Sale.

      (a) Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the accounts of Seller's trust department listed in Exhibit A and incorporated herein by reference (individually and collectively, a "Trust Department Account" and the "Trust Department Accounts") and certain assets of Seller listed in Exhibit B related to the Trust Department Accounts of Seller (the "Account Related Assets"), including but not limited to all rights and obligations of Seller under the contracts establishing the Trust Department Accounts listed on Exhibit G (the "Trust Department Agreements"), pursuant and subject to the terms of this Agreement. The Trust Department Accounts and the Assets shall be collectively referred to herein as the "Trust Department Accounts and Related Assets". Notwithstanding the foregoing, the parties understand and agree that Buyer is purchasing the Trust Department Accounts and Related Assets only and is not assuming any direct or indirect liabilities of Seller except as otherwise expressly provided herein. The "Trust Department

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                                       -2-


Accounts and Related Assets" expressly shall not include any obligations of Seller, other than contract obligations arising under the Trust Department Agreements only after the date on which such Trust Department Accounts and Related Assets are effectively assigned to Buyer on the dates as set forth in
Section 1.02 (c) below (each of which shall be a "Transfer Date"). Without limiting the foregoing, in no event shall such contract obligations include any contract or other agreements with any third party that is not a party to a Trust Department Agreement assigned to Buyer pursuant to this Agreement (such as with Seller's data processors or investment advisors), whether or not such contract or agreement was entered into by Seller for the benefit of the Trust Department Accounts and Related Assets if Buyer would be personally or individually liable under such contract or agreement (except when such liability arises as a result of its breach of fiduciary duty with respect to a Trust Department Account). Buyer shall assume all debts, liabilities, or obligations of Seller under the Trust Agreements, in each case arising on and after the Transfer Date. Seller will update Exhibits A and B to reflect any changes in the Trust Department Accounts occurring prior to the Transfer Date as a result of acquisitions and dispositions in the ordinary course of Seller's trust department business and as permitted by the terms of this Agreement.

      (b) Exhibit C sets forth all required consents to the assignment to Buyer of irrevocable trusts which are Trust Department Agreements and all required appointments of Buyer as the successor to Seller (the "Appointments"). All other Trust Department Agreements require the consents of the Seller's customer in order for Seller to assign such Trust Department Agreements to Buyer. The consents required in order for Seller to assign all Trust Department Agreements to Buyer are herein referred to as the "Consents". Seller will employ its best efforts in securing the Consents and the Appointments. Buyer will purchase from Seller in accordance with the terms set forth herein only those Trust Department Accounts as to which all such required assignments or appointments have been obtained.

      (c) On each Transfer Date, Seller will transfer to Buyer records relating to the Trust Department Accounts and Related Assets assigned to Buyer on that date. Buyer shall not be obligated to acquire any Trust Department Accounts unless complete and accurate copies of the records are available and are transferred to the Buyer hereunder on such Transfer Date.

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                                      -3-


      1.02 Purchase Price

      (a) Buyer agrees that it shall pay Seller as total consideration for the Trust Department Accounts and Related Assets, the sum of $650,000 (the "Initial Price"), less any adjustment required by Section 1.02(b) (the Initial Price after such adjustment, the "Prorated Purchase Price"). The Initial Price is based upon Seller's representation that the cash revenues for calendar year 2005 of the Trust Department of Seller (the 2005 cash revenues of the Trust Department of Seller are hereafter referred to as the "2005 Revenues") are as shown in Exhibit D. Exhibit D also includes Seller's estimate of the current annual revenues, which was computed in most cases by adding the actual fees received by Seller for the first two fiscal quarters (ending June 30, 2006) and multiplying that figure by two.

      (b) The Initial Price shall be adjusted in the event Seller fails to effectively assign all of the Trust Department Accounts as follows:

            (i) If the Trust Department Accounts effectively assigned by Seller to Buyer represent $423,000 or greater in 2005 Revenues, there shall be no reduction in the Purchase Price;

            (ii) If the Trust Department Accounts effectively assigned by Seller to Buyer represent between $329,000 and $422,999 in 2005 Revenues, the Initial Price shall be reduced by $5,000 for each full increment of $4,700 by which the 2005 Revenues of such effectively assigned Trust Department Accounts are less than $423,000.

            (iii) If the Trust Department Accounts effectively assigned by Seller to Buyer represent less than $329,000 in 2005 Revenues, the Initial Price shall be reduced by $10,000 for each full increment of $4,700 by which the 2005 Revenues of such effectively assigned Trust Department Accounts are less than $329,000, after first giving effect to the reduction in subsection (b) (ii) above at the time the Prorated Purchase Price is determined; provided, however,

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                                      -4-


that, notwithstanding the adjustments set forth in this subsection (b), the Prorated Purchase Price shall never be less than the 2005 Revenues generated by the Trust Department Accounts effectively assigned by Seller to Buyer after giving effect to the adjustments set forth in subparagraph (iv) below.

            (iv) For purposes of this Section 1.02b, if the account balance of a Trust Department Account on the Transfer Date of that account is materially less than (or greater than) its December 31, 2005 Account Balance, the 2005 Revenues for such account shall be adjusted by multiplying it by a fraction, the numerator of which is its balance at the Transfer Date and the denominator of which is its balance on December 31, 2005. For purposes of this subsection, an account balance shall be materially less than (or greater than) its December 31, 2005 Account Balance if the decrease (or increase) between its Transfer Date and December 31, 2005 is equal to or greater than 25%. For example, if the account balance for a Trust Department Account is $600,000 on the Transfer Date and was $800,000 on December 31, 2005 and its 2005 Revenues was $8,000, its adjusted 2005 Revenues is equal to $600,000/800,000 x $8,000, or $6,000.

      Similarly, if the account balance for a Trust Department Account is $1,000,000 on the Transfer Date and was $800,000 on December 31, 2005 and the 2005 Revenues was $8,000, its adjusted 2005 Revenues is equal to $1,000,000/$800,000 x $8,000 or $10,000. In both examples, if the decrease (or increase) in the account balance was less than $200,000, the 2005 Revenues would not be adjusted, and would continue to be $8,000. No adjustment hereunder shall increase the Initial Purchase Price above $650,000. Seller shall prepare revised Exhibits A on each Transfer Date, which shall include the account balance on its Transfer Date of each Trust Department Account effectively assigned where its

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                                      -5-


account balance on the Transfer Date is materially less than (or greater than) its December 31, 2005 Account Balance and the revised 2005 Revenues for such accounts.

      (v) Notwithstanding subparagraph (iv) above, no payment shall be made for any Trust Department Account for which an event of termination or a notice of termination of such account has occurred on or prior to the applicable Transfer Date

      (c) The payment of the Initial Price or the applicable Prorated Purchase Price as described in subsection (b) above will be made in accordance with the following schedule:

            (i) On October 31, 2006, or such other date as the parties may mutually agree upon, Buyer will pay to Seller the Initial Price or the applicable Prorated Purchase Price for the Trust Department Accounts effectively assigned on that date (hereinafter, the "Initial Transfer Date").

            (ii) On or immediately after ninety (90) days from the Initial Transfer Date, Buyer will pay to Seller the Initial Price or the applicable Prorated Purchase Price for the Trust Department Accounts effectively assigned on or prior to that date, less amounts paid to Seller under subsections (c) (i) above.

            (iii) On or immediately after one hundred eighty (180) days from the Initial Transfer Date, Buyer will pay to Seller the Initial Price or the applicable Prorated Purchase Price for the Trust Department Accounts effectively assigned on or prior to that date, less amounts paid to Seller under subsections
(c)(i) and (ii) hereof.

            (iv) On or immediately after one year after the Initial Transfer Date, Buyer will pay to Seller the Initial Price or the applicable Prorated Purchase Price for the Trust Department Accounts effectively assigned on or prior to that date, less amounts paid to Seller under subsections (c)(i), (ii) and (iii) hereof.
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                                      -6-


            (v) For purposes of this Agreement, the term "effectively assigned" Trust Department Accounts means those Trust Department Accounts for which Buyer has a valid and binding Consent, Appointment, or other binding contractual agreement. Any date on which any Trust Department Account is effectively assigned after the Initial Transfer Date shall be referred to as a "Subsequent Transfer Date".

      (d) Notwithstanding the foregoing, on and after the Initial Transfer Date, Buyer agrees to act as agent for Seller with respect to any Trust Department Accounts for which no valid and binding Consent, Appointment, or other binding contractual agreement has been received by Buyer (hereinafter, "Non-Assigned Trust Department Accounts"). Buyer's agreement to act as agent for Seller is an accommodation to Seller. After said one year, Buyer shall assist Seller in the transfer or assignment of such Non-Assigned Trust Department Accounts from Seller, such transfer, assignment or reassignment shall be at no cost or expense to Seller. Subsequent to the Initial Transfer Date and prior to the effective assignment of the Non-Assigned Trust Department Accounts, fees accrued shall be for Buyer's account and Buyer shall use its best efforts to administer the Non-Assigned Trust Department Accounts in a reasonable manner and subject to the full indemnification by Seller under Article VI. If, at any time after the Initial Transfer Date any of the Non-Assigned Trust Department Accounts are effectively assigned to Buyer, Buyer shall pay the Initial Purchase Price or the applicable Prorated Purchase Price in accordance with subsections (b) and (c) above.

      1.03 Time and Terms of Payment. Buyer shall pay to Seller the Initial Purchase Price or the Prorated Purchase Price, as computed to that date (which computation shall be prepared by Seller and agreed to by Buyer), by wire transfer of immediately available funds at the times specified in Section 1.02
(c) above.

      1.04 Transfer Documentation

      (a) Seller shall transfer the Trust Department Accounts to the Buyer pursuant to bills of sale in substantially the form of Exhibits E, assignment and assumption agreements in substantially the form of Exhibits F, and such other documents, assignments and instruments as the Buyer or its counsel may

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                                      -7-


reasonably request. At any time and from time to time after the Transfer Date, at the request of the Buyer and without further consideration, Seller will execute and deliver such other instruments of sale and confirmation as may be reasonably requested in order to more effectively transfer to the Buyer and to confirm the Buyer's title to the Trust Department Accounts.

      1.05 Initial Transfer Date. Subject to the provisions of Article V of this Agreement, the closing of the transactions contemplated by this Agreement shall take place at such location as Seller and Buyer shall determine on the Initial Transfer Date which shall be on the third business day after the date on which all of the conditions contained in Article V are satisfied or waived, or such other location, date and time as may be agreed upon by the parties.

      1.06 Proration. Seller shall deliver to Buyer as part of each transfer of Trust Department Accounts and Related Assets a schedule which shall accurately reflects all fees and reimbursements relating to Trust Department Accounts transferred on each Transfer Date for expenses which relate to services to be rendered by Buyer following the Initial Transfer Date for which payment was received by Seller prior to the Transfer Date and all fees and reimbursements relating to Trust Department Accounts transferred on each Transfer Date for expenses which related to services rendered by Seller prior to the Initial Transfer Date for which payment is to be received by Buyer following the Transfer Date. All such fees and reimbursements shall be prorated as of the Initial Transfer Date to allocate the same to the periods of service to which they relate. Buyer and Seller shall make appropriate arrangements to pay to each other such amounts as appropriate at or as soon as reasonably possible after each Transfer Date. After the Initial Transfer Date, such schedules shall be prepared by Buyer, subject to Seller's approval.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to Seller as follows:

      2.01 Corporate Organization. Buyer is a trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Buyer has all requisite corporate power and authority to execute, deliver, and perform this Agreement.

      2.02 Authority; No Violation.

      (a) The execution, delivery, and performance of this Agreement by Buyer has been duly authorized by all requisite action on its part. The Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid, and binding obligation of Buyer.

      (b) The execution, delivery, and performance of this Agreement by Buyer will not contravene, violate, result in a breach of or constitute a default under any provision of law or of the charter or by-laws of Buyer, any order of any court or other government agency having application to Buyer, or any agreement, indenture, or other instrument to which Buyer is a party or is otherwise bound.

      2.03 Consents and Approvals. No consents, waivers or approvals of, notices to or filings with any public body or authority are necessary, and no consents or approvals of any third parties (which term does not include the Board of Directors of Buyer) are necessary, in connection with (i) the execution and delivery by Buyer of this Agreement and the other documents referred to herein, or (ii) the consummation by Buyer of the transactions contemplated by such agreements.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller hereby represents and warrants to Buyer as follows:

      3.01 Corporate Organization. Seller is a national bank duly organized, validly existing and in good standing under the laws of the United States.

      3.02 Authority; No Violation.

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                                      -9-


      (a) The execution, delivery, and performance of this Agreement by Seller has been duly authorized by all requisite action on its part. The Agreement has been duly executed and delivered by Seller and constitutes a legal, valid, and binding obligation of Seller.

      (b) The execution, delivery, and performance of this Agreement by Seller will not contravene, violate, result in a breach of or constitute a default under any provision of law or of the charter or by-laws of Seller, any order of any court or other government agency having application to Seller, or any agreement, indenture, or other instrument to which Seller is a party or is otherwise bound.

      3.03 Consents and Approvals. Except for the Consents and the Appointments, no consents, waivers or approvals of, notices to or filings with any public body or authority are necessary, and no consents or approvals of any third parties are necessary, in connection with (i) the execution and delivery by Seller of this Agreement and the other documents referred to herein, or (ii) the consummation by Seller of the transactions contemplated by such agreements.

      3.04 Trust Agreements.

      (a) Exhibit G attached hereto sets forth as of the date hereof, and shall be amended as necessary as of the Initial Transfer Date, (i) a complete and correct list of all the Trust Department Agreements and (ii) information as to the capacities of Seller under such Trust Department Agreements. To the Seller's knowledge, the Seller is acting as the validly-appointed fiduciary or agent under each Trust Department Agreement and the Seller believes that each Trust Department Agreement is in full force and effect on the date hereof. There are no material oral modifications in effect with respect to any of the Trust Department Agreements.

      (b) Seller is not in material breach or non-compliance, nor is Seller considered to be in breach or non-compliance by the other party thereto, of any term of any Trust Department Agreement. Seller has made available to Buyer its default list set forth in Schedule 3 hereto which lists, to the knowledge of Seller, any material breach or non-compliance by the other party or parties to the Trust Department Agreements, and except as set forth on such default list, no event has occurred or failed to occur which event or failure would, with the passage of time or the giving of notice or both, be a material breach, of any term of any of the Trust Department Agreements.

      (c) Without limiting the foregoing, to the Seller's knowledge, the Seller has in all material respects, except as provided in Schedule 3, (i) complied with all applicable laws and regulations related to the Trust Department Accounts and Related Assets, including, without limitation, all laws concerning tax withholding, and filed all necessary returns, reports or schedules in connection with any such withholding as required under the Trust Department Agreements; (ii) prepared and filed all income tax returns required to be prepared or filed by it as grantor, trustee or otherwise; (iii) kept all necessary records as required by the terms of the Trust Department Agreements;
(iv) fulfilled all of its payment and escheat obligations; (v) paid all liabilities required to be paid by it under the Trust Department Agreements;
(vi) not made any overpayments or over-advances under the Trust Agreements;
(vii) not waived, amended or modified any provision of any Trust Department Agreement except in accordance with the provisions of such Trust Department Agreement and as shown in the records maintained by the Seller and delivered to the Buyer as Trust Department Accounts and Related Assets; (viii) no current disputes with co-agents or others as to amounts payable by or to any such person; and (ix) to the extent required by law or by the applicable Trust Department Agreements, taken all action to maintain for the benefit of the holders or other beneficiaries or obligees under the Trust Department Agreements all interests in collateral granted or pledged to secure obligations thereunder, including, without limitation, the making of governmental or other filings to effect, perfect or continue such interests in such collateral.

      3.05 Unclaimed Property Reports. Except as provided in Schedule 3, Seller has filed in accordance with statutory requirements any reports of unclaimed property required to be filed by it pursuant to Massachusetts law and other applicable abandoned property law in connection with the Trust Department Accounts and Related Assets.

      3.06 Compliance with Applicable Laws. Except as provided in Schedule 3, Seller has complied in all material respects with all applicable laws and regulations related to the Trust Department Accounts and Related Assets, including, but not limited to, tax laws and regulations issued by applicable Federal and state tax authorities. Seller has not received any notice of violation of, or commencement of any proceeding in connection with any such violation, and does not know of any violation of, any such laws or regulations which would have such a result.

      3.07 Financial Information. The total cash revenue generated by the Trust Department of Seller in 2003, 2004 and 2005 was $361,509, $423,479, and
$471,652, respectively.

      3.08 Insurance. Seller maintains insurance with respect to the Trust Department Accounts and Related Assets of the kinds, with respect to the risks, and in such amounts as are consistent with prudent business practices.

      3.09 Surety. Except as provided in Schedule 3 hereto, Seller has not been required to obtain a surety bond in connection with any of the Trust Department Accounts and Related Assets.

      3.10 Legal Proceedings. Except as provided in Schedule 3 hereto, no civil, criminal or administrative action, hearing, proceeding, suit, or investigation is as of the date of this Agreement pending or, to the knowledge of the Seller, threatened, against the Seller or any of its directors or officers which questions the validity of this Agreement or challenges any of the transactions contemplated hereby or otherwise relates to the Trust Department Accounts and Related Assets.

      3.11 Records. Except as provided in Schedule 3 hereto, the records relating to the Trust Department Accounts and Related Assets being transferred by Seller to Buyer on each Transfer Date are complete and accurate in all material respects.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

      4.01 Actions Prior to the Transfer Date. Seller:

      (a) shall conduct its trust business only in the ordinary course consistent with past practices (except as contemplated by this Agreement) prior to the earlier of the termination of this Agreement or the Initial Transfer Date;

      (b) shall maintain the insurance on the Trust Department Accounts and Related Assets then owned by Seller in place on the date hereof prior to the earlier of the termination of this Agreement or the Initial Transfer Date;

      (c) shall not increase any salaries or wages of any officer or employee described in Section 4.07(a) and shall not establish or increase any bonus, pension, option, incentive or deferred compensation, retirement, death, profit sharing, or similar benefits of such officers or employees, except in all instances in the ordinary course and in accordance with past practices (including annual salary increases in the ordinary course) prior to the earlier of the termination of this Agreement or the Initial Transfer Date except for payments to such employees upon separation of service from Seller;

      (d) shall not place any encumbrance upon any of the Trust Department Accounts and Related Assets then owned by Seller prior to the earlier of the termination of this Agreement or the Initial Transfer Date;

      (e) shall not terminate (other than by expiration in accordance with its terms or by action of the customer) or materially amend or modify any Trust Department Agreement then owned by Seller, unless the Buyer shall have been notified of and shall have consented to same during the period from the date of this Agreement to the earlier of the Initial Transfer Date or the termination of this Agreement;

      (f) shall not do any act or omit to do any act which will cause a material breach of any contract or commitment that is materially related to the Trust Department Accounts and Related Assets then owned by Seller during the period from the date of this Agreement to the earlier of the Initial Transfer Date or the termination of this Agreement;

      (g) shall not sell or transfer any material Trust Department Accounts and Related Assets except in the ordinary course during the period from the date of this Agreement to the earlier the Initial Transfer Date or the termination of this Agreement;

      (h) shall not release any material claims of Seller relating to the Trust Department Accounts and Related Assets then owned by Seller or waive any material rights of Seller except in the ordinary course or, with respect to any Trust Agreement then owned by Seller, unless the Buyer shall have been notified of the same during the period from the date of this Agreement to the earlier of the Initial Transfer Date or the termination of this Agreement;

      (i) shall use all reasonable efforts to preserve the Trust Department Accounts and Related Assets then owned by Seller and to keep available the services of its full-time officers and employees involved with its trust business prior to the earlier of the termination of this Agreement or the Initial Transfer Date;

      (j) shall comply in all material respects with all applicable laws, ordinances, rules and regulations relating to the Trust Department Accounts and Related Assets then owned by Seller prior to the earlier of the termination of this Agreement or the Initial Transfer Date; and

      (k) maintain the books of account and records of the Trust Department Accounts and Related Assets then owned by Seller in the ordinary course and in accordance with past practices prior to the earlier of the termination of this Agreement or the Initial Transfer Date.

      4.02 Reasonable Efforts. Buyer and Seller will each use all reasonable efforts to cause the transaction contemplated by this Agreement to be consummated in accordance with the terms and conditions herein as promptly as practicable, provided that the responsibility for effecting the Appointments and obtaining the Consents shall be borne by Seller. After the Closing, Seller shall notify all inactive trusts of which it is aware of this Agreement, such notice to be in the form of Exhibit H attached hereto

      4.03 Meeting of Representatives of the Parties. Seller, in consultation with Buyer, agrees to arrange mutually convenient personal meetings for its own and Buyer's representatives for the specific purpose of introducing Buyer account officers and Buyer affiliate officers engaged in servicing Buyer accounts and recommending Buyer appointments. All such meetings shall be scheduled as soon as is practicable following the execution of this Agreement at such time as Seller shall reasonably determine.

      4.04 Costs. Seller covenants and agrees to pay all costs associated with and resulting from the transfer from Seller to Buyer on each Transfer Date of all records in the possession of Seller and located at its places of business relating to Trust Department Accounts and Related Assets. Seller shall retain original records for Non-Assigned Trust Department Accounts to the extent required by law or regulation.

      4.05 Noncompete. (a) Seller covenants and agrees that it shall not, directly or indirectly, engage in any Competitive Activity in eastern Massachusetts for three (3) years from the Initial Transfer Date, or until Seller is acquired (if that event should occur before the end of such three year period). "Competitive Activity" shall mean any line of business in which Seller (or any entity in which it has or acquires a majority interest) acts in a fiduciary capacity such that it is a trustee holding title to assets for the benefit of a third party for remuneration; provided, however, "Competitive Activity" shall not include:

            (i) any line of business in which Seller acts as a custodian or would be deemed a fiduciary by operation of law as a result of functions traditionally related to banking or financial services, including, but not limited to, any line of business in which Seller acts as custodian for Individual Retirement Accounts, 401k Plans or other employer-sponsored benefit or welfare plans or acts pursuant to Non-Assigned Trust Department Accounts and Related Assets; or

            (ii) any line of business in which Ipswich Capital Investment Corporation (an affiliate of Seller) or Infinex Financial Group (in association with Seller) presently or in the future (either through its present operations or as a result of a future acquisition) provides wealth and asset management activities, broker-dealer activities on behalf of customers or (through individual employees of a subsidiary of Ipswich Capital Investment Corporation) acts as a trustee or any other fiduciary for its current or future customers but solely in connection with such wealth and asset management activities or broker dealer activities.

      (b) In the event Seller is acquired, Seller covenants and agrees that it shall not thereafter (i) solicit to act as, or act as, a trustee or fiduciary for any of the Trust Department Accounts or Related Assets sold to Buyer for the balance of the period ending three (3) years from the Initial Transfer Date, or
(ii) solicit to employ, or offer employment to, any of the Trust Department employees for the balance of the period ending three (3) years from the Initial Transfer Date.

      (c) Seller shall be deemed to be "acquired" if (at any time) either (i) First Ipswich Bancorp ("Bancorp") shall cease to own (directly or indirectly) more than 50% of the outstanding common stock of Seller, (ii) the shareholders of Bancorp immediately preceding a merger, consolidation or reorganization of Bancorp or Seller shall cease to own more than 50% of the outstanding common stock of Bancorp (or any successor) after giving effect to such merger, consolidation or reorganization, or (iii) the "Raymond Family" shall cease to own more shares of the outstanding common stock of Bancorp than any other shareholder (or shareholders acting in concert) or shall cease to own at least

25% of the outstanding common stock of Bancorp. The "Raymond Family" shall mean Neil St. John Raymond, his spouse, issue and their spouses, and trusts of which any of the described persons is a beneficiary, which shall include trusts or custodianship arrangements under retirement plans, and custodian, nominee, agency or similar arrangements created by (or which benefit) any of the described persons.

      (d) Notwithstanding the foregoing, in the event Seller is acquired, neither Seller nor its successor shall engage in any Competitive Activity under the name "The First National Bank of Ipswich", "Ipswich Bank", "Bank of Ipswich" or any similar variation thereof for the three (3) year period referred to in
Section 4.05(a) above.

      4.06 Access to Records. At all times prior to and following the transfer of Trust Department Accounts, both parties agree that they will (upon reasonable notice) permit the other party and its affiliates and its and their employees and agents to review all files and records related to such Trust Department Accounts and Related Assets, including those records relating to customer complaints and comments pertaining to Trust Department Accounts, any litigation relating thereto, and any reports filed with any regulatory or governmental agencies or associations relating thereto.

      4.07 Employees.

      (a) Prior to the date hereof, Buyer has offered full-time, at-will employment on the Initial Transfer Date to Priscilla Cubelli, Christine Drew, and Thomas Jasalavich (the "Trust Department Employees") in writing. Such offered employment shall be conditioned upon the Closing and the execution by the Trust Department Employees of the Buyer's standard non-piracy agreement. Such offered employment, with respect to each Trust Department Employee, shall
(i) be at the current salaries and (ii) include such benefits as are provided uniformly to full-time employees of Buyer.

      (b) Buyer shall be responsible for advising the Trust Department Employees of the details of such employment and answering any questions relating thereto, but Seller shall provide such assistance and cooperation in this regard as Buyer may reasonably request.

      (c) On the Initial Transfer Date, all of the Trust Department Employees who shall have accepted Buyer's offer of employment will become employees of Buyer. Nothing herein shall be deemed to create an obligation on the part of Buyer to employ any Trust Department Employee for any specific term after the Initial Transfer Date. All terms of the employment of the Trust Department Employees shall be subject to change based upon the business needs of Buyer.

                                    ARTICLE V

                               CLOSING CONDITIONS

      5.01 Conditions to the Obligations of Buyer. The obligations of Buyer under this Agreement shall be subject to the satisfaction or waiver by Buyer, at or prior to the Initial Transfer Date or the Subsequent Transfer Date as applicable, of the following conditions:

      (a) Performance of Obligations; Representations and Warranties. The obligations of Seller required to be performed by it at or prior to the Initial Transfer Date or the Subsequent Transfer Date as applicable pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Initial Transfer Date or the Subsequent Transfer Date as applicable as though made at and as of the Initial Transfer Date or the Subsequent Transfer Date as applicable (except as to any representation or warranty which specifically relates to an earlier date).

      5.02 Conditions to the Obligations of Seller. The obligations of Seller under this Agreement shall be subject to the satisfaction or waiver by Seller, at or prior to the Initial Transfer Date or the Subsequent Transfer Date as applicable, of the following conditions:

      (a) Performance of Obligations; Representations and Warranties. The obligations of Buyer required to be performed by it at or prior to the Initial Transfer Date or the Subsequent Transfer Date as applicable pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Initial Transfer Date or the Subsequent Transfer Date as applicable as though made at and as of the Initial Transfer Date or the Subsequent Transfer Date as applicable (except as to any representation or warranty which specifically relates to an earlier date).

                                   ARTICLE VI

                                 INDEMNIFICATION

      6.01 Trust Indemnification

      (a) Seller hereby agrees to indemnify and hold harmless the Buyer from and against any and all losses, claims, liabilities and damages, including, without limitation, any and all investigation, legal or other expenses reasonably incurred by the Buyer in connection with, and any amount paid by the Buyer in settlement of, any action, suit or proceeding brought against the Seller or the Buyer, or any claim asserted against the Seller or the Buyer, related to the Trust Department Accounts and Related Assets transferred to Buyer and arising out of events that occurred prior to the Transfer Date of the related Trust Department Account.

      (b) Buyer hereby agrees to indemnify and hold harmless the Seller from and against any and all losses, claims, damages and liabilities, including, without limitation, any and all investigation, legal and other expenses reasonably incurred by the Seller in connection with, and any amount paid by the Seller in settlement of, any action, suit or proceeding brought against the Seller or the Buyer, related to the Trust Department Accounts and Related Assets transferred to Buyer and arising out of events that occur on or after the Transfer Date of the related Trust Department Account.

(c) Seller hereby agrees to indemnify and hold harmless the Buyer from and against any and all losses, claims, liabilities and damages, including, without limitation, any and all investigation, legal or other expenses reasonably incurred by the Buyer in connection with, and any amount paid by the Buyer in settlement of, any action, suit or proceeding brought against the Seller or the Buyer, or any claim asserted against the Seller or the Buyer, related to any liability not assumed under Section 1.01(a).

      (d) Except for actions, suits or proceedings arising primarily from Buyer's gross negligence or willful misconduct, Seller hereby agrees to indemnify and hold harmless the Buyer from and against any and all losses, claims, liabilities and damages, including, without limitation, any and all investigation, legal or other expenses reasonably incurred by the Buyer in connection with, and any amount paid by the Buyer in settlement of, any action, suit or proceeding brought against the Seller or the Buyer, or any claim asserted against the Seller or the Buyer, related to Buyer's actions as agent for Seller in connection with the Non-Assigned Trust Department Accounts and Related Assets. For actions, suits or proceedings arising primarily from Buyer's gross negligence or willful misconduct, Buyer hereby agrees to indemnify and hold harmless the Seller from and against any and all losses, claims, liabilities and damages, including, without limitation, any and all investigation, legal or other expenses reasonably incurred by the Seller in connection with, and any amount paid by the Seller in settlement of, any action, suit or proceeding brought against the Seller or the Buyer, or any claim asserted against the Seller or the Buyer, related to Buyer's actions as agent for Seller in connection with the Non-Assigned Trust Department Accounts and Related Assets.

      6.02 General Indemnification. Each party hereto hereby agrees to indemnify, defend, save and hold harmless the other party hereto from and against any and all damage, liability, loss, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding) incurred or sustained by the other party which shall arise out of, result from or constitute any breach by such party of any representation, warranty or covenant under this Agreement or non-fulfillment by it of any obligation under this Agreement.

      6.03 Broker's Fee Indemnification. Each party hereto hereby agrees to indemnify, defend, save and hold harmless the other party from any and all claims of any broker, finder, consultant or other intermediary arising from the transactions contemplated by this Agreement and attributable to such other party.

      6.04 Claims.

      (a) In case any claim shall be made or action brought with respect to a matter referred to in Sections 6.01, 6.02, or 6.03 hereof, the party entitled to indemnification (the "Indemnified Party") shall promptly notify the party liable hereunder (the "Indemnifying Party") in writing, setting forth the particulars of such claim or action, and the Indemnifying Party shall assume the defense thereof, including, without limitation, the employment of counsel mutually satisfactory to it and the Indemnified Party. No such claim shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party. No such claim or action shall be settled by the Indemnifying Party without the Indemnified Party's prior written consent; provided, however, that the Indemnified Party shall not unreasonably withhold its consent to any proposed settlement if (i) such proposed settlement involves only the payment of money and (ii) the Indemnifying Party demonstrates to the reasonable satisfaction of the Indemnified Party that the Indemnifying Party is able to pay the amount of such settlement and all related expenses. If the Indemnifying Party shall not have employed counsel within a reasonable time after receiving notice of commencement of any such action, or if the Indemnified Party shall have concluded that there may be defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may take actions separately in its own defense and employ separate counsel and all legal and other expenses, including, without limitation, the reasonable fees and expenses of such counsel, incurred by the Indemnified Party shall be borne by the Indemnified Party.

      (b) If an Indemnified Party receives any payment from any third party (including any insurer) as compensation for any claim by the Indemnified Party after the Indemnifying Party has made any payment under Section 6.01, 6.02 or
6.03 hereof to the Indemnified Party on account of such claim by the Indemnified Party, then the Indemnified Party shall promptly pay the dollar amount of all such prior indemnification payments to the Indemnifying Party, without demand or notice of any kind made by the Indemnifying Party, to the extent of all such third party payments received by the Indemnified Party.

      6.05 Damage Limitations. In no event shall any party hereto be entitled to recover from the other party hereto for incidental or consequential or exemplary or punitive damages. Notwithstanding anything to the contrary contained in this
Agreement:

      (a) in no event shall Seller have any liability pursuant to the indemnification provisions of Article VI of this Agreement until the total cumulative damages shall exceed $10,000, at which time Seller shall be fully liable for all damages, including with first $10,000.

      (b) in no event shall Buyer have any liability pursuant to the indemnification provisions of Article VI of this Agreement until the total cumulative damages shall exceed $10,000, at which time Buyer shall be fully liable for all damages, including the first $10,000.

                                   ARTICLE VII

                                  MISCELLANEOUS

      7.01 Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in any forum or form agreed upon by the Buyer and Seller or, in the absence of such an agreement, by an arbitrator sitting in Boston, Massachusetts, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Each party shall pay its own fees and expenses associated with the arbitration process.

      7.02 Expenses. Each party hereto shall, except as expressly provided elsewhere herein, pay its own expenses in connection with this Agreement and the transaction contemplated hereby, provided Seller shall pay all sales and transfer taxes in connection with the sale and transfer of the Trust Department Accounts and Related Assets.

      7.03 Confidentiality

      Without the prior written consent of the other party hereto, neither Seller nor Buyer, nor its or their respective affiliates, employees, officers, or directors shall disclose any term or condition of this Agreement to any other person or entity except that such disclosure may be made to the extent that (a) the party making the disclosure believes in good faith and with the advice of counsel that such disclosure is required by law or (b) the disclosure is necessary in order to satisfy any of the conditions to consummation of this Agreement. Any public announcement by Buyer or Seller of the pendency or consummation of the transactions encompassed by this Agreement shall be made only pursuant to prior written approval of both parties, except that either party may make such public disclosure which it believes in good faith to be required by law.

      7.04 Entire Agreement. This Agreement and the exhibits attached hereto constitute the entire agreement of the parties hereto with respect to the purchase of the Trust Department Accounts and Related Assets and the other transactions contemplated herein, and shall supersede any and all prior understandings and agreements of the parties with respect to the subject matter hereof, whether written or oral. Any reference herein to this Agreement shall be deemed to include the exhibits attached hereto and incorporated herein by reference.

      7.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed therein.

      7.06 Headings. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      7.07 Modification; Termination.

      (a) The parties hereto may, by written agreement, modify or amend any of the covenants or agreements, attend the time for the performance of any obligation, or waive any inaccuracies in the representations or warranties of any party hereto contained herein. This Agreement may be amended only by a written instrument signed by each of the parties.

      (b) This Agreement may be terminated at any time prior to the Initial Transfer Date in accordance with the following provisions:

            (i) by mutual written consent of Seller and Buyer;

            (ii) by Seller or Buyer if the Initial Transfer Date shall not have occurred on or prior to November 30, 2006 provided the party seeking to terminate has not caused material delay in closing;

            (iii) by Buyer or Seller if any governmental or regulatory authority or agency, or court of competent jurisdiction, shall have issued a final permanent order or injunction enjoining, denying approval of, or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and the time for appeal or petition for reconsideration of such order or injunction shall have expired without such appeal or petition being granted;

            (iv) by the Buyer or the Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained herein which breach is not cured after thirty (30) days written notice thereof is given to the party committing such breach; or

            (v) by Buyer or Seller (provided that the terminating party is not then in breach of any representation or warranty, covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the transactions contemplated by this Agreement cannot be by mutual agreement of the parties, satisfied or fulfilled by the date specified in Section 7.07(b)(ii).

      7.08 Notices

      Any notice, request or other document to be given hereunder to any party hereto shall be in writing and shall be delivered personally or mailed by prepaid registered or certified mail (return receipt requested) or by telecopy, cable, telegram, or telex at the following addresses:

      If to Buyer:

      Eastern Bank
      605 Broadway
      Saugus, MA 01906
      Attention: Sumner W. Jones, Executive Vice President and
                 Terence A. McGinnis, General Counsel

      with a copy to:

      Bingham McCutchen LLP
      150 Federal Street
      Boston, MA 02110
      Attention: Neal J. Curtin, Esq. and
                 Alison L. Booth, Esq.

      If to Seller:

      The First National Bank of Ipswich
      31 Market Street
      Ipswich, MA 01938
      Attention: Russell G. Cole, President

      with a copy to:

      Craig and Macauley Professional Corporation
      Federal Reserve Plaza
      600 Atlantic Avenue
      Boston, MA 02210
      Attention: David F. Hannon, Esq.

      7.09 Assignment and Third Party Rights. Neither this Agreement nor the rights and obligations of the parties hereunder may be sold, transferred, or assigned except with the written consent of each of the parties hereto. However, Seller or Buyer may transfer its rights and obligations under this Agreement to an affiliate or successor by merger thereof; provided, however, that in the event Seller is acquired, a successor by merger shall only assume obligations under Section 4.05 hereof to the extent provided in Section 4.05(b) and (d) hereof. This Agreement shall be binding upon, and shall inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement shall be construed as constituting any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement shall be construed as constituting a joint venture, partnership, or other association between the parties except as otherwise expressly provided herein.

      7.10 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Agreement.

      7.11 Survival of Representations, Warranties, and Covenants. Each of the representations, warranties, and covenants of the parties hereto shall survive execution and delivery of this Agreement, any examination by or on behalf of the parties hereto, and completion of the transactions contemplated hereby.

      IN WITNESS WHEREOF, the parties have set their hands by their duly authorized officers as of the day and year first above written.


                                    EASTERN BANK

                                    By: /s/ Sumner W. Jones
                                        -----------------------------
                                        Name: Sumner W. Jones
                                        Title: Executive Vice President and
                                               Trust Officer


                                    THE FIRST NATIONAL BANK OF IPSWICH

                                    By: /s/ Russell Cole
                                        -----------------------------
                                        Name: Russell Cole
                                        Title: President and
                                               Chief Executive Officer

                                INDEX OF EXHIBITS


1.    Exhibit A - Trust Department Accounts

2.    Exhibit B - Assets

3.    Exhibit C - Required Consents and Required Approvals

4.    Exhibit D - 2005 Revenues and Current Annual Revenues

5.    Exhibit E - Bill of Sale

6.    Exhibit F - Assignment and Assumption Agreement

7.    Exhibit G - Trust Department Agreements

8.    Exhibit H - Notice to Dry Trusts

9.    Schedule 3 - Exceptions to Seller's Representations and Warranties